UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

CarGurus, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38233	04-3843478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 354-0068

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 4, 2023, CarGurus, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it had completed its previously announced acquisition of the remaining interest in CarOffer, LLC, a Delaware limited liability company (“CarOffer”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 1, 2023, the Company completed its previously announced acquisition of the remaining interest in CarOffer that the Company did not previously own pursuant to the terms of a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of November 6, 2023, by and among the Company, CarOffer, CarOffer Investors Holding, LLC, a Delaware limited liability company, CarOffer MidCo, LLC, a Delaware limited liability company, each of the persons set forth on Schedule 1.1(a) to the Purchase Agreement, Bruce T. Thompson, an individual residing in Texas, as the sellers’ representative, and the responsible party signatory thereto.

Upon consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), the Company acquired the remaining interest in CarOffer for an aggregate consideration of $75.0 million in cash, subject to certain adjustments set forth in the Purchase Agreement.

Following the Closing, the Company entered into the Fourth Amended and Restated Limited Liability Company Agreement, dated December 1, 2023 (the “CarOffer Operating Agreement”), pursuant to which, among other matters, the existing put and call rights have terminated, and the CarOffer Operating Agreement reflects that CarOffer is a wholly-owned subsidiary of the Company.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated November 7, 2023.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 is furnished pursuant to Item 9.01(d).

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated November 6, 2023, by and among CarGurus, Inc., CarOffer, LLC, CarOffer Investors Holding, LLC, CarOffer MidCo, LLC, each of the persons set forth on Schedule 1.1(a) thereto, and Bruce T. Thompson.* Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 7, 2023.

99.1	Press Release of CarGurus, Inc. dated December 4, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*

The exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARGURUS, INC.

Date: December 4, 2023	By:	/s/ Javier Zamora
Name: Javier Zamora
Title: General Counsel & Corporate Secretary